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                                  EXHIBIT 99

Sunterra Corporation
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                                                                    NEWS RELEASE

                                                       Contact: Malinda Bombardo
                                                                  (407) 532-1000


                  SUNTERRA NAMES ADDITIONS TO MANAGEMENT TEAM


     ORLANDO, FLORIDA (September 19, 2001) Sunterra Corporation ("Sunterra") today announced that they have added Jack Myers as Vice President Human Resources, Paul Bosch as President of RPM, and Ron Frank RRP as Vice President Sales-East to their current management staff.

     Jack Myers comes to Sunterra from Starwood Hotels, where he held the position of Corporate Director of Human Resources.

     Paul Bosch joins Sunterra after 27 years with Disney, where he was involved in the launch of the Disney Vacation Club and most recently, as Director of Resort Operations for Westgate Resorts.

     Ron Frank has more than 20 years experience in the timeshare industry, earning the prestigious RRP designation from ARDA. Ron was previously with Sunterra from 1998 to 2000, initially serving as Director of Sales and Marketing in Santa Fe and eventually handling responsibilities as Regional Vice President of Sales for the Midwest Region.

     "We are extremely pleased to announce these additions to our team. Each brings their own expertise, solidifying our commitment to growing our business through the recruitment of top quality people," said Greg Rayburn, CEO of Sunterra.

     Sunterra is one of the world's largest vacation ownership companies with owner families and resorts in North America, Europe, the Pacific, the Caribbean and Japan.



SOURCE: Sunterra Corporation

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